As filed with the Securities and Exchange Commission on November 23, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ozon Holdings PLC

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cyprus	5961	N/A
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Arch. Makariou III, 2-4

Capital Center, 9th floor

1065, Nicosia

Cyprus

Telephone: +357 22 360 000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 302 738 6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James C. Scoville Debevoise & Plimpton LLP 65 Gresham Street London, EC2V 7NQ United Kingdom +44 20 7786 9000	Alan Kartashkin Debevoise & Plimpton LLP OKO Tower 21/1 First Krasnogvardeisky Proezd Floor 41 Moscow, 123112 Russia +7 495 139 4000	J. David Stewart Latham & Watkins LLP Ul. Gasheka 6 Ducat III, Office 510 Moscow, 125047 Russia +7 495 785 1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-249810)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(3)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Ordinary shares, nominal value of $0.001 per share	3,450,000	$30.00	$103,500,000	$11,292

(1)

3,450,000 ordinary shares being registered in this registration statement are in addition to 34,500,000 ordinary shares registered pursuant to registrant’s registration statement on Form F-1 (Registration No. 333-249810).

(2)

American depositary shares issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-250104). Each American depositary share represents one ordinary share.

(3)	Includes additional ordinary shares represented by American depositary shares that the underwriters have an option to purchase.
(4)	Estimated solely for purpose of calculating the amount of registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed by Ozon Holdings PLC (the “Company”) pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, to register an additional number of the Company’s ordinary shares, nominal value of $0.001 per share. The Company hereby incorporates by reference into this registration statement on Form F-1 in its entirety the registration statement on Form F-1 (Registration No. 333-249810), as amended (including the exhibits thereto), declared effective on November 23, 2020 by the U.S. Securities and Exchange Commission (the “Commission”).

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Antis Triantafyllides & Sons LLC, counsel to the Company, regarding the validity of the ordinary shares.

23.1	Consent of JSC “KPMG,” Independent Registered Public Accounting Firm.

23.2	Consent of Antis Triantafyllides & Sons LLC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ozon Holdings PLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moscow, Russia on November 23, 2020.

Ozon Holdings PLC

By:	/s/ Alexander Shulgin
Name: Alexander Shulgin
Title: Chief Executive Officer

By:	/s/ Daniil Fedorov
Name: Daniil Fedorov
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 23, 2020 in the capacities indicated:

Name	Title

/s/ Alexander Shulgin	Chief Executive Officer
Alexander Shulgin	(principal executive officer)

/s/ Daniil Fedorov	Chief Financial Officer
Daniil Fedorov	(principal financial officer and principal accounting officer)

/s/ Nadezda Belova	Member of the Board
Nadezda Belova

/s/ Sotia Konstantinou	Member of the Board
Sotia Konstantinou

/s/ Antonis Georgiou	Member of the Board
Antonis Georgiou

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ozon Holdings PLC has signed this registration statement on November 23, 2020.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director